BYLAWS

                                       OF

                           NEW COLONY INVESTMENT TRUST
                            a Delaware Business Trust

                          Adopted effective May 9, 2002




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                                TABLE OF CONTENTS

                                Table of Contents

                                                                            Page


Article I OFFICES..............................................................1
         Section 1. Registered Office..........................................1
         Section 2. Other Offices..............................................1

Article II BOARD OF TRUSTEES...................................................1
         Section 1. Number of Trustees.........................................1
         Section 2. Election and Term..........................................1
         Section 3. Vacancy....................................................2
         Section 4. Delegation of Power........................................2
         Section 5. Inability to Serve Full Term...............................2
         Section 6. Powers.....................................................2
         Section 7. Meetings of the Board of Trustees..........................3
         Section 8. Regular Meetings...........................................3
         Section 9. Special Meetings; Notice...................................3
         Section 10. Waiver of Notice..........................................4
         Section 11. Quorum....................................................4
         Section 12. Action Without Meeting....................................4
         Section 13. Adjournment...............................................4
         Section 14. Notice of Adjournment.....................................4
         Section 15. Designation, Powers, and Name of Committees...............4
         Section 16. Minutes of Committee......................................5
         Section 17. Organization..............................................5
         Section 18. Compensation of Trustees..................................5

Article III OFFICERS...........................................................5
         Section 1. Officers...................................................5
         Section 2. Term of Office and Compensation............................6
         Section 3. Removal; Resignation of Officers and Vacancies.............6
         Section 4. President..................................................6
         Section 5. Chairman of the Board......................................6
         Section 6. Other Officers.............................................6
         Section 7. Secretary..................................................6
         Section 8. Treasurer..................................................8
         Section 9. Surety Bond................................................8

Article IV MEETINGS OF UNITHOLDERS.............................................8
         Section 1. Place of Meetings..........................................8
         Section 2. Annual Meeting.............................................8
         Section 3. Special Meeting...........................................10
         Section 4. Organization of Meetings..................................10

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         Section 5. Notice of Unitholders' Meetings...........................11
         Section 6. Manner of Giving Notice; Affidavit of Notice..............11
         Section 7. Quorum....................................................11
         Section 8. Adjourned Meeting; Notice.................................12
         Section 9. Voting Procedure..........................................12
         Section 10. Validation of Meetings; Waiver of Notice; Consent........12
         Section 11. Unitholders' Consent in Lieu of Meeting..................13
         Section 12. Record Date for Unitholder Notice; Voting; Giving
                     Consents.................................................13
         Section 13. Proxies..................................................13
         Section 14. Inspectors of Election...................................14

Article V CERTIFICATES OF UNITS...............................................15
         Section 1. Certificates..............................................15
         Section 2. Special Designation on Certificates.......................15
         Section 3. Lost Certificates.........................................15
         Section 4. Registered Unitholders....................................15

Article VI INDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES AND OTHER AGENTS..16
         Section 1. Indemnification of Trustees and Officers..................16
         Section 2. Indemnification of Others.................................16
         Section 3. Insurance.................................................16
         Section 4. Expenses..................................................17
         Section 5. Non-Exclusivity of Rights.................................17
         Section 6. Survival of Rights........................................17
         Section 7. Amendments................................................18

Article VII RECORDS AND REPORTS...............................................18
         Section 1. Maintenance and Inspection of Records.....................18
         Section 2. Inspection by Trustee.....................................18
         Section 3. Representation of Units of Other Entities.................18

Article VIII GENERAL PROVISIONS...............................................19
         Section 1. Record Date for Purposes Other than Notice and Voting.....19
         Section 2. Seal......................................................19
         Section 3. Notices...................................................19
         Section 4. Severability..............................................19
         Section 5. Headings..................................................20

Article IX AMENDMENTS.........................................................20


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                                     BYLAWS

                                       OF

                           NEW COLONY INVESTMENT TRUST
                            a Delaware Business Trust

                Capitalized terms not specifically defined herein
                 shall have the meanings ascribed to them in the
                Agreement and Declaration of Trust ("Agreement").

                                   ARTICLE I

                                     OFFICES


          Section 1. Registered Office. The registered office of New Colony Investment Trust (the "Trust") shall be in the County of New Castle, State of Delaware.

          Section 2. Other Offices. The Trust may also have offices at such other places both within and without the State of Delaware as the Board of Trustees may from time to time determine or the business of the Trust may require.

                                   ARTICLE II

                                BOARD OF TRUSTEES


          Section 1. Number of Trustees. After the initial election of Trustees by the initial Unitholder, the number of Trustees that shall comprise the Board of Trustees shall be a number as shall, from time to time, be determined by the Board of Trustees pursuant to Section 4.04 of the Agreement and the Bylaws. At least a majority of the Board of Trustees shall be persons who are not "interested persons", as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          Section 2. Election and Term. Sentry Select Capital Corp., as the initial Unitholder of the Trust, shall be entitled to elect the Initial Trustees of the Trust. Except with respect to the Initial Trustees, Trustees shall be elected at the annual meeting of Unitholders or at any meeting of Unitholders called by the Board of Trustees for that purpose. Each Trustee shall hold office until such Trustee's successor is elected and qualified, or until such Trustee's earlier death or resignation or removal in the manner hereinafter provided. In the event that less than the majority of the Trustees holding office have been elected by the Unitholders, to the extent required by the Investment Company Act, the Trustees then in office shall call a Unitholders' meeting for the election of Trustees. Any Trustee may resign at any time by written instrument signed by her or him and delivered to any officer of the Trust or to the secretary of any meeting of the Board of Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except


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to the extent expressly provided in a written agreement with the Trust, no
Trustee resigning and no Trustee removed shall have any right to any compensation for any period following her or his resignation or removal, or any right to damages on account of such removal. Any Trustee may be removed at any meeting of Unitholders by a majority vote of the outstanding Units of the Trust, as defined in the Investment Company Act. Any Trustee may also be removed with or without cause at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective.

          Section 3. Vacancy. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Board of Trustees by the Agreement. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees then in office. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust's Adviser is empowered to appoint new Trustees subject to the applicable provisions of the Investment Company Act.

          An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee is appointed pursuant to Sections 2 and 3 of this Article II, or elected pursuant to Section 2 of Article IV and the Agreement, the Trustee shall accept such appointment in writing and agree in writing to be bound by the terms of the Agreement. The Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

          Section 4. Delegation of Power. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

          Section 5. Inability to Serve Full Term. The death, declination to serve, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of the Agreement.

          Section 6. Powers. The Board of Trustees shall have exclusive and absolute control over the trust property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the trust property and business in their own right, but with such powers of delegation as may be permitted by the Agreement.

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The Board of Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Board of Trustees in good faith shall be conclusive. In construing the provisions of these Bylaws and the Agreement, the presumption shall be in favor of a grant of power to the Board of Trustees.

          Section 7. Meetings of the Board of Trustees. The Board of Trustees may hold meetings, both regular and special, either within or without the State of Delaware.

          Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another; and all such Trustees shall be deemed to be present in person at the meeting.

          Section 8. Regular Meetings. Regular meetings of the Board of Trustees shall be held each year, at such time and place as the Board of Trustees may determine.

          Section 9. Special Meetings; Notice. Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President or the Secretary or by any two (2) or more of the Trustees.

          Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by mail, fax, telecopy, telegram or other electronic or wireless means, charges prepaid, addressed to each Trustee at that Trustee's address as it is shown on the records of the Trust or if the address is not readily ascertainable, notice shall be addressed to the Trustee at the city or place in which the meetings of Trustees are regularly held. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, fax, telecopy, telegram or other electronic or wireless means, it shall be delivered personally or by telephone or other electronic or wireless means or to the telegraph company at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee. If the meeting is to be held at the principal office of the Trust, the notice need not specify the place of the meeting. Moreover, a notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

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          Section 10. Waiver of Notice. Notice of a meeting need not be given to any Trustee (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or
(ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Trustees. The transactions of any meeting of the Board of Trustees, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Trustees not present signs a written waiver of notice. All such waivers shall be filed with the records of the Trust or made part of the minutes of the meeting.
A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Trustees.

          Section 11. Quorum. At all meetings of the Board of Trustees, a majority of the Board of Trustees then in office (but in no event less than two Trustees) shall constitute a quorum for the transaction of business and the act of a majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board of Trustees, except as may be otherwise specifically provided by applicable law or by the Agreement or these Bylaws. If a quorum shall not be present at any meeting of the Board of Trustees, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 12. Action Without Meeting. Unless otherwise restricted by the Agreement or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting by unanimous written consent of the Trustees or committee members (or by written consent of a majority of the Trustees if the President of the Trust determines that such exceptional circumstances exist, and are of such urgency, as to make unanimous written consent impossible or impractical, which determination shall be conclusive and binding on all Trustees and not otherwise subject to challenge) and the writing or writings are filed with the minutes of proceedings of the Board of Trustees or committee.

          Section 13. Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

          Section 14. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given if announced unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 9 of this Article II, to the Trustees who were not present at the time of the adjournment

          Section 15. Designation, Powers, and Name of Committees. The Board of Trustees may, by resolution passed by a majority of the whole Board of Trustees, designate one or more committees, each committee to consist of two or more of the Trustees of the Trust. The Trustees may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any

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meeting of such committee. Each committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Trustees in the management of the business and affairs of the Trust; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Trustees. The Board of Trustees may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

          Section 16. Minutes of Committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Trustees when required.

          Section 17. Organization. Meetings of the Board of Trustees shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, if any, or in his or her absence by the Vice President. In the absence of all such Trustees, a president pro tem chosen by a majority of the Trustees present shall preside at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 18. Compensation of Trustees. The Trustees as such shall be entitled to reasonable compensation for their services as determined from time to time by the Board of Trustees. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

                                  ARTICLE III

                                    OFFICERS


          Section 1. Officers. The initial executive officers of the Trust shall be elected by the Board of Trustees as soon as practicable after the organization of the Trust. The executive officers may include a Chairman of the Board, and shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of Trustees), a Secretary and a Treasurer. The Chairman of the Board, if any, shall be selected from among the Trustees. The Board of Trustees may also in its discretion appoint Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board of Trustees may determine. The Board of Trustees may fill any vacancy which may occur in any office. Any two offices, except for those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Trust in more than one capacity, if such instrument

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is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.

          Section 2. Term of Office and Compensation. Unless otherwise specifically determined by the Board of Trustees, the term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Trustees and may be altered by the Board of Trustees from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

          Section 3. Removal; Resignation of Officers and Vacancies. If the Board of Trustees in its judgment finds that the best interests of the Trust will be served, the Board of Trustees may remove any officer of the Trust at any time with or without cause. The Trustees may delegate this power to the President with respect to any other officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          Any officer may resign from office at any time by delivering a written resignation to the Board of Trustees or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

          If any vacancy occurs in any office of the Trust, the Board of Trustees may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

          Section 4. President. The President shall be the chief executive officer of the Trust and, subject to the Board of Trustees, shall generally manage the business and affairs of the Trust. If there is no Chairman of the Board, or if the Chairman of the Board has been appointed but is absent, the President shall, if present, preside at all meetings of the Unitholders and the Board of Trustees.

          Section 5. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Unitholders and the Board of Trustees, if the Chairman of the Board is present. The Chairman of the Board shall have such other powers and duties as shall be determined by the Board of Trustees, and shall undertake such other assignments as may be requested by the President.

          Section 6. Other Officers. The Chairman of the Board or one or more Vice Presidents shall have and exercise such powers and duties of the President in the absence or inability to act of the President, as may be assigned to them, respectively, by the Board of Trustees or, to the extent not so assigned, by the President. In the absence or inability to act of the President, the powers and duties of the President not otherwise assigned by the Board of Trustees or the President shall devolve upon the Chairman of the Board, or in the Chairman's absence, the Vice Presidents in the order of their election.

          Section 7. Secretary. The powers and duties of the Secretary are:

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          (a)  To keep a book of minutes at the principal office of the Trust, or such other place as the Board of Trustees may order, of all meetings of its Trustees and Unitholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Trustees' meetings, the number of Units present or represented at Unitholders' meetings and the proceedings thereof.

          (b) To keep the seal of the Trust and affix the same to all instruments which may require it.

          (c) To keep or cause to be kept at the principal office of the Trust, or at the office of the transfer agent or agents, registers of Units, or duplicate registers of Units, which registers shall be maintained separately for the Units of each Series (or Class), showing the names of the Unitholders and their addresses, the number of and Series (or Class) of Units, and the number and date of cancellation of every certificate surrendered for cancellation.

          (d) To keep a supply of certificates for Units of the Trust, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the Trust shall have one or more duly appointed and acting transfer agents of the Units, or any Series (or Class) thereof, of the Trust, such duties with respect to such Units shall be performed by such transfer agent or transfer agents.

          (e) To transfer upon the Unit books of the Trust any and all Units of the Trust; provided, that so long as the Trust shall have one or more duly appointed and acting transfer agents of the Units, or any Series (or Class) thereof, of the Trust, such duties with respect to such Units shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the Trust then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further that no Unit certificate shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 1 of Article V hereof.

          (f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal, or neglect of the Secretary to make service or publication of any notices, then such

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               notices may be served and/or published by the President or a
               Vice President, or by any person thereunto authorized by either of them or by the Board of Trustees or by the holders of a majority of the outstanding Units of the Trust.

          (g) Generally to do and perform all such duties as pertain to the office of Secretary and as may be required by the Board of Trustees.

          Section 8. Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Trust and shall deposit the same in the name of the Trust in such bank or banks or other depositories, subject to withdrawal in such manner as these Bylaws or the Board of Trustees may determine. The Treasurer shall, if required by the Board of Trustees, give such bond for the faithful discharge of duties in such form as the Board of Trustees may require.

          Section 9. Surety Bond. The Board of Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act and the rules and regulations of the Securities and Exchange Commission ("Commission")) to the Trust in such sum and with such surety or sureties as the Board of Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds, or securities that may come into his or her hands.

                                   ARTICLE IV

                             MEETINGS OF UNITHOLDERS


          Section 1. Place of Meetings. Meetings of Unitholders shall be held at any place within or outside the State of Delaware designated by the Board of Trustees. In the absence of any such designation, Unitholders' meetings shall be held at the principal office of the Trust.

          Section 2. Annual Meeting.

          (a) The annual meeting of Unitholders shall be held each year on a date and at a time designated by the Board of Trustees. At the meeting, Trustees shall be elected, and any other proper business may be transacted.

          (b) At an annual meeting of the Unitholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees, (B) otherwise properly brought before the meeting by or at the direction of the Board of Trustees, or (C) otherwise properly brought before the meeting by a Unitholder. For nominations or other business to be properly brought before a Unitholders' meeting by a Unitholder pursuant to clause (C) of the preceding sentence, the Unitholder must have

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given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for Unitholder action. To be timely, a Unitholder's notice shall be delivered to the Secretary at the principal office of the Trust not less than one hundred twenty (120) calendar days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year's meeting, notice by the Unitholder to be timely must be so delivered not earlier than the close of business on the later of: (i) the day one hundred twenty (120) calendar days in advance of such meeting or (ii) the day ten (10) calendar days following the day on which public announcement of the date of the meeting is first made. In no event shall the public announcement of an adjournment of a Unitholders' meeting commence a new time period for the giving of a Unitholder's notice as described above. A Unitholder's notice to the Secretary shall set forth as to each matter the Unitholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the meeting, (b) the name and address, as they appear on the Trust's books, of the Unitholder proposing such business, (c) the Series, and Class thereof, if any, of Units of the Trust which are owned beneficially by such Unitholder, (d) any material interest of the Unitholder in such business, and (e) any other information that is required to be provided by the Unitholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act") (or any successor thereto) in such Unitholder's capacity as a proponent of a Unitholder proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

          (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as Trustees. Nominations of individuals for election to the Board of Trustees shall be made by the Board of Trustees or a nominating committee of the Board of Trustees, if one has been established (the "Nominating Committee"). Any Unitholder of the Trust may submit names of individuals to be considered by the Nominating Committee or the Board of Trustees, as applicable, provided, however, (i) that such person was a Unitholder of record at the time of submission of such names and is entitled to vote at the meeting, and (ii) that the Nominating Committee or the Board of Trustees, as applicable, shall make the final determination of persons to be nominated. Nominations by any Unitholder shall be made pursuant to timely notice in writing to the Secretary of the Trust in accordance with the provisions of paragraph (b) of Section 2 of this Article IV. Such Unitholder's notice shall set forth (i) as to each person, if any, whom the Unitholder proposes to nominate for election or re-election as a Trustee: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the Series (or Class) and number of Units of each Series (or Class) which are beneficially owned by such person, (D) a description of all arrangements or understandings between

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the Unitholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Unitholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of Trustees, or is otherwise required, in each case pursuant to the Investment Company Act and Regulation 14A under the 1934 Act (or any successor thereto) (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a Trustee if elected); and
(ii) as to such Unitholder giving notice, the information required to be provided pursuant to paragraph (b) of this Article IV, Section 1. At the request of the Board of Trustees, any person nominated by a Unitholder for election as a Trustee shall furnish to the Secretary of the Trust that information required to be set forth in the Unitholder's notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

          Section 3. Special Meeting. A special meeting of the Unitholders may be called at any time by any Trustee, provided, however, that the Trustee shall promptly call a meeting of the Unitholders solely for the purpose of removing one or more Trustees, when requested in writing so to do by the record holders of not less than ten percent of the outstanding Units of the Trust. Only such business shall be considered at a special meeting of Unitholders as shall have been stated in the notice for such meeting.

          Section 4. Organization of Meetings.

          (a) The Chairman of the Board of Trustees shall preside at each meeting of Unitholders. In the absence of the Chairman of the Board, the meeting shall be chaired by the President, or if the President shall not be present, by a Vice President. In the absence of all such officers, the meeting shall be chaired by a person elected for such purpose at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person, then the meeting shall elect a secretary for the meeting.

          (b) The Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Unitholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Trustees, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to Unitholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the Board of Trustees or the chairman of the meeting determines that meetings of Unitholders shall not be required to be held in accordance with the rules of parliamentary procedure.

          Section 5. Notice of Unitholders' Meetings. All notices of meetings of Unitholders shall be sent or otherwise given in accordance with Section 6 of this Article IV, not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the Board of Trustees, at the time of giving the notice, intends to present for action by the Unitholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which Trustees are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Trustees intends to present for election.

          Section 6. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of Unitholders shall be given either personally or by mail, fax, telecopy, telegram or other electronic or wireless means. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the Unitholder at the address of that Unitholder appearing on the books of the Trust or given by the Unitholder to the Trust for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or at the time of transmission when sent by fax, telecopy, telegram or other electronic or wireless means.

          An affidavit of the mailing or other means of giving any notice of any Unitholders' meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Trust giving the notice, shall be prima facie evidence of the giving of such notice or report.

          Section 7. Quorum. Except when a larger quorum is required by applicable law, the Agreement or by these Bylaws, (i) thirty-three and one-third percent (33-1/3%) of the Units entitled to vote shall constitute a quorum at a Unitholders' meeting; and (ii) when any one or more Series (or Classes) is to vote as a single class separate from any other Units, thirty-three and one-third percent (33-1/3%) of the Units of each such Series (or Class) entitled to vote shall constitute a quorum at a Unitholders' meeting of that Series (or Class). If, however, such quorum is not present or represented at any meeting of the Unitholders, then either (i) the chairman of the meeting or (ii) the Unitholders by the vote of the holders of a majority of the Units, present in person or represented by proxy, shall have power to adjourn the meeting in accordance with
Section 8 of this Article IV.

          Except when a larger vote is required by any provision of the Agreement or these Bylaws, or by applicable law, when a quorum is present at any meeting, a majority of the Units voted shall decide any questions and a plurality of the Units voted shall elect a Trustee, provided that where any provision of law or of the Agreement requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Units of that Series (or Class) voting on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series (or Class) is concerned. If the question is one on which, by express provision of applicable law, the Agreement, these Bylaws, or applicable contract, a different vote is required, then such express provision shall govern and control the decision of such question.

          If a quorum is initially present, the Unitholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Unitholders to leave less than a quorum, if any action taken is approved by a majority of the Unitholders initially constituting the quorum.

          Section 8. Adjourned Meeting; Notice. Any Unitholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the voting power of the Units represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 7 of this Article IV.

          When any meeting of Unitholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each Unitholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 5 and 6 of this Article IV. At any adjourned meeting the Trust may transact any business which might have been transacted at the original meeting.

          Section 9. Voting Procedure. Each whole Unit shall be entitled to one vote, and each fractional Unit shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of the Unitholders, all Units shall be voted together, except when required by applicable law or when the Board of Trustees have determined that the matter affects the interests of one or more Series (or Classes), then only the Unitholders of such Series (or Classes) shall be entitled to vote thereon.

          Section 10. Validation of Meetings; Waiver of Notice; Consent. The transactions of any meeting of Unitholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy.

          Whenever notice is required to be given under any provision of applicable law, the Agreement or these Bylaws, a written waiver thereto, signed by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice. Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Unitholders need be specified in any written waiver of notice unless so required by the Agreement or these Bylaws.

          Section 11. Unitholders' Consent in Lieu of Meeting. Any action required by applicable law to be taken at any annual or special meeting of Unitholders, and any action which may be taken at any annual or special meeting of Unitholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the record holders of Units having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the record holders of all Units entitled to vote thereon were present and voted.

          Section 12. Record Date for Unitholder Notice; Voting; Giving Consents. For purposes of determining the Unitholders entitled to notice of any meeting or to vote thereat, the Board of Trustees may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only Unitholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any Units on the books of the Trust after the record date, except as otherwise provided in the Agreement, by these Bylaws, by agreement or by applicable law.

          If the Board of Trustees does not so fix a record date, the record date for determining Unitholders entitled to notice of or to vote at a meeting of Unitholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          A determination of Unitholders of record entitled to notice of or to vote at a meeting of Unitholders shall apply to any adjournment of the meeting unless the Board of Trustees fixes a new record date for the adjourned meeting, but the Board of Trustees shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

          The record date for any other purpose shall be as provided in Section 1 of Article VIII of these Bylaws.

          Section 13. Proxies. Every person entitled to vote for Trustees, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy filed with the Secretary of the Trust. A written proxy may be in the form of a fax, telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the fax, telegram, cablegram, or other means of electronic transmission was authorized by the person. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Unitholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Trust.

          A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Trust.

          Section 14. Inspectors of Election. Voting at meetings of Unitholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding Units entitled to vote thereon present in person or by proxy at such meeting shall so determine in which case the Board of Trustees shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any Unitholder or a Unitholder's proxy shall, appoint a person to fill that vacancy.

          Such inspectors shall:

          (a) determine the number of Units outstanding and the voting power of each, the number of Units represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

          (b)  receive votes, ballots or consents;

          (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d)  count and tabulate all votes or consents;

          (e)  determine when the polls shall close;

          (f)  determine the result; and

          (g) do any other acts that may be proper to conduct the election or vote with fairness to all Unitholders.

          The inspectors of election, if any, shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

                                   ARTICLE V

                              CERTIFICATES OF UNITS


          Section 1. Certificates. No certificates certifying the ownership of Units shall be issued except as the Board of Trustees may otherwise determine from time to time. If the Board of Trustees determines to evidence Units by certificates, such certificates shall be in such form or forms as shall be approved by the Board of Trustees. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Trust before such certificate is issued, such certificate may be issued by the Trust with the same effect as if such officer had held such office on the date of issue.

          Section 2. Special Designation on Certificates. If the Trust is authorized to issue more than one Series of Units or more than one Class of any Series, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each Series of Units or Class thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate, if issued as determined by the Board of Trustees, that the Trust shall issue to represent such Series or Class of Units; provided, however, that, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Trust shall issue to represent such Series or Class of Units a statement that the Trust will furnish without charge to each Unitholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each Series of Units or Class thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          Section 3. Lost Certificates. The Trust may issue a new certificate of Unit or new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Trust may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the Trust a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board of Trustees may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

          Section 4. Registered Unitholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Units to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of Units, and shall not be bound to recognize any equitable or other claim to interest in such Unit or Units on the part of any other person, whether or not it shall have express or other notice hereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VI

                INDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES

                                AND OTHER AGENTS


          Section 1. Indemnification of Trustees and Officers. The Trust shall, to the maximum extent and in the manner permitted by the Agreement, the Delaware Business Trust Act, as amended from time to time (the "Delaware Act"), and other applicable law, indemnify each of its Trustees and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Trust; provided, however, that the Trust may modify the extent of such indemnification by individual contracts with its Trustees and executive officers and, provided, further, that the Trust shall not be required to indemnify any Trustee or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law,
(ii) the proceeding was authorized in advance by the Board of Trustees, (iii) such indemnification is provided by the Trust, in its sole discretion, pursuant to the powers vested in the Trust under the Delaware Act, or (iv) such indemnification is required to be made pursuant to an individual contract. For purposes of this Section 1 of Article VI, a "Trustee" or "officer" of the Trust includes any person (i) who is or was a Trustee or officer of the Trust, (ii) who is or was serving at the request of the Trust as a Trustee or officer of another corporation, partnership, joint venture, trust or other enterprise, or
(iii) who was a Trustee or officer of an entity which was a predecessor of the Trust or of another enterprise at the request of such predecessor entity.

          Section 2. Indemnification of Others. The Trust shall have the power, to the maximum extent and in the manner permitted by the Agreement, the Delaware Act and other applicable law, to indemnify each of its employees and agents (other than Trustees and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Trust. For purposes of this Section 2 of
Article VI, an "employee" or "agent" of the Trust (other than a Trustee or officer) includes any person (i) who is or was an employee or agent of the Trust, (ii) who is or was serving at the request of the Trust as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of an entity which was a predecessor of the Trust or of another enterprise at the request of such predecessor entity.

          Section 3. Insurance. The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a Trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Trust would have the power to indemnify him or her against such liability under the provisions of the Delaware Act.

          Section 4. Expenses. The Trust shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Trustee or officer of the Trust, or is or was serving at the request of the Trust as a Trustee or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any Trustee or officer in connection with such proceeding, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise; provided, however, that the Trust shall not be required to advance expenses to any Trustee or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the Board of Trustees.

          Notwithstanding the foregoing, unless otherwise determined pursuant to
Section 5 of this Article VI, no advance shall be made by the Trust to an officer of the Trust (except by reason of the fact that such officer is or was a Trustee of the Trust in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Trustees by a majority vote of a quorum consisting of Trustees who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust.

          Section 5. Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Agreement, Bylaws, agreement, vote of Unitholders or disinterested Trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Trust is specifically authorized to enter into individual contracts with any or all of its Trustees, officers, employees or agents in respect of indemnification and advances, to the fullest extent not prohibited by the Delaware Act or applicable law.

          Section 6. Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a Trustee, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 7. Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Trust.

                                  ARTICLE VII

                               RECORDS AND REPORTS


          Section 1. Maintenance and Inspection of Records. The Trust shall, either at its principal office or at such place or places as designated by the Board of Trustees, keep a record of its Unitholders listing their names and addresses and the number and Series (or Class) of Units held by each Unitholder, a copy of these Bylaws as amended to date, accounting books and other records.

          Any Unitholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Trust's Unit ledger, the lists of its Unitholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a Unitholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the Unitholder. The demand under oath shall be directed to the Trust at its registered office in Delaware or at its principal place of business.

          Section 2. Inspection by Trustee. Any Trustee shall have the right to examine the Trust's Unit ledger, the lists of its Unitholders and its other books and records for a purpose reasonably related to his or her position as a Trustee. The Court of Chancery (the "Court") is hereby vested with the exclusive jurisdiction to determine whether a Trustee is entitled to the inspection sought. The Court may summarily order the Trust to permit the Trustee to inspect any and all books and records, the Unit ledger, and the Unitholder lists and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

          Section 3. Representation of Units of Other Entities. The President or any other officer of this Trust authorized by the Board of Trustees is authorized to vote, represent, and exercise on behalf of this Trust all rights incident to any and all shares of any other entity or entities standing in the name of this Trust. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VIII

                               GENERAL PROVISIONS


          Section 1. Record Date for Purposes Other than Notice and Voting. For purposes of determining the Unitholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Unitholders entitled to exercise any rights in respect of any other lawful action, the Board of Trustees may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only Unitholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Units on the books of the Trust after the record date so fixed, except as otherwise provided in the Agreement, by these Bylaws, by agreement or by law.

          If the Board of Trustees does not so fix a record date, then the record date for determining Unitholders for any such purpose shall be at the close of business on the day on which the Board of Trustees adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

          Section 2. Seal. The business seal shall have inscribed thereon the name of the Trust, the year of its organization and the word "Business Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. Any officer or Trustee of the Trust shall have authority to affix the corporate seal of the Trust to any document requiring the same.

          Section 3. Notices. Any reference in these Bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

          Section 4. Severability. The provisions of these Bylaws are severable. If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with the Investment Company Act, the regulated investment company provisions of the Internal Revenue Code, or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

          Section 5. Headings. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

                                   ARTICLE IX

                                   AMENDMENTS


          These Bylaws may be altered or repealed at any regular or special meeting of the Board of Trustees without prior notice. These Bylaws may also be altered or repaired at any special meeting of the Unitholders, but only if the Board of Trustees resolves to put a proposed alteration or repealer to the vote of the Unitholders and notice of such alteration or repealer is contained in a notice of the special meeting being held for such purpose.